AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           MIDCOUNTRY FINANCIAL CORP.,

                           MIDCOUNTRY INTERIM CORP. II

                                       AND

                               FSF FINANCIAL CORP.

                                TABLE OF CONTENTS
                                -----------------

                                                                               Page
                                                                               ----

ARTICLE I DEFINITIONS.............................................................1

         1.1      Definitions.....................................................1

         1.2      Terms Defined Elsewhere.........................................6

ARTICLE II THE MERGER.............................................................6

         2.1      Merger..........................................................6

         2.2      Filing; Plan of Merger..........................................7

         2.3      Effective Time..................................................7

         2.4      Closing.........................................................7

         2.5      Effect of Merger................................................7

         2.6      Further Assurances..............................................8

         2.7      Merger Consideration............................................8

         2.8      Conversion of Shares............................................8

         2.9      Stock Options, Warrants and Other Similar Rights................9

         2.10     Procedure for Payment of Merger Consideration..................10

         2.11     Dissenting Shareholders........................................10

         2.12     Merger of Subsidiaries.........................................11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF FSF................................11

         3.1      Capital Structure..............................................11

         3.2      Organization, Standing and Authority...........................11

         3.3      Ownership of Subsidiaries......................................12

         3.4      Organization, Standing and Authority of the Subsidiaries.......12

         3.5      Authorized and Effective Agreement.............................12

         3.6      Securities Filings; Financial Statements; Statements True......13

         3.7      Minute Books...................................................14

         3.8      Adverse Change.................................................14

         3.9      Absence of Undisclosed Liabilities.............................14

         3.10     Properties.....................................................14

         3.11     Environmental Matters..........................................15

         3.12     Loans; Allowance for Loan Losses...............................16

                                       i

         3.13     Tax Matters....................................................16

         3.14     Employees; Compensation; Benefit Plans.........................17

         3.15     Certain Contracts..............................................21

         3.16     Legal Proceedings; Regulatory Approvals........................22

         3.17     Compliance with Laws; Filings..................................22

         3.18     Brokers and Finders............................................22

         3.19     Repurchase Agreements; Derivatives.............................23

         3.20     Deposit Accounts...............................................23

         3.21     Related Party Transactions.....................................23

         3.22     Certain Information............................................23

         3.23     Regulatory Matters.............................................24

         3.24     State Takeover Laws............................................24

         3.25     Labor Relations................................................24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MIDCOUNTRY AND INTERIM..............24

         4.1      Capital Structure of MidCountry................................25

         4.2      Organization, Standing and Authority of MidCountry.............25

         4.3      Authorized and Effective Agreement.............................25

         4.4      Organization, Standing and Authority of MidCountry
                    Subsidiaries.................................................26

         4.5      Certain Information............................................26

         4.6      Regulatory Matters.............................................26

         4.7      Financial Ability..............................................26

         4.8      Minute Books...................................................27

         4.9      Adverse Change.................................................27

         4.10     Absence of Undisclosed Liabilities.............................27

         4.11     Allowance for Loan Losses......................................27

         4.12     Legal Proceedings; Regulatory Approvals........................28

         4.13     Compliance with Laws; Filings..................................28

         4.14     Deposit Accounts...............................................28

ARTICLE V COVENANTS..............................................................29

         5.1      FSF Shareholder Meeting........................................29

                                       ii

         5.2      Proxy Statement................................................29

         5.3      Plan of Merger.................................................29

         5.4      Additional Acts................................................29

         5.5      Best Efforts...................................................30

         5.6      Certain Accounting Matters.....................................30

         5.7      Access to Information..........................................30

         5.8      Press Releases.................................................31

         5.9      Forbearances of FSF............................................31

         5.10     Employment and Consulting Agreements...........................33

         5.11     Section 401(k) Plan; ESOP; Other Employee Benefits.............34

         5.12     Directors and Officers Protection..............................36

         5.13     Forbearances of MidCountry.....................................36

         5.14     Reports........................................................37

         5.15     Capital Raising................................................37

         5.16     Advisory Board.................................................37

         5.17     Support Agreements.............................................37

         5.18     Pre-Closing Escrow Agreement...................................38

         5.19     Superior Proposal..............................................38

ARTICLE VI CONDITIONS PRECEDENT..................................................38

         6.1      Conditions Precedent - MidCountry and FSF......................38

         6.2      Conditions Precedent - FSF.....................................39

         6.3      Conditions Precedent - MidCountry..............................41

ARTICLE VII TERMINATION, DEFAULT, WAIVER AND AMENDMENT...........................42

         7.1      Termination....................................................42

         7.2      Effect of Termination..........................................43

         7.3      Survival of Representations, Warranties and Covenants..........44

         7.4      Waiver.........................................................44

         7.5      Amendment or Supplement........................................44

ARTICLE VIII MISCELLANEOUS.......................................................44

         8.1      Expenses.......................................................44

                                      iii

         8.2      Entire Agreement...............................................45

         8.3      No Assignment..................................................45

         8.4      Notices........................................................46

         8.5      Specific Performance...........................................47

         8.6      Captions.......................................................47

         8.7      Counterparts...................................................47

         8.8      Governing Law..................................................47


ANNEXES

        Annex A                   Articles of Merger and Plan of Merger between
                                  FSF and Interim

        Annex B Subsidiary Plan of Merger between Bayside Bank and First Federal

        Annexes C-1 through C-6   Employment and Consulting Agreements with
                                  Officers

        Annex D                   Form of Support Agreement

        Annex E                   Form of Pre-Closing Escrow Agreement


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of May 14, 2004, is by and between MidCountry Financial Corp., a Georgia corporation
("MidCountry"), MidCountry Interim Corp. II, a Minnesota corporation ("Interim"), and FSF Financial Corp., a Minnesota corporation ("FSF").

                                R E C I T A L S:
                                ----------------

         The Boards of Directors of MidCountry, Interim and FSF are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of Interim with and into FSF (the "Merger"), with FSF being the surviving corporation of the merger pursuant to a plan of merger (the "Plan of Merger") substantially in the form attached as Annex A hereto. At the effective time of such Merger, the outstanding shares of capital stock of FSF will be converted into the right to receive the Merger Consideration set forth in Article II of this Agreement. As a result of the Merger, FSF will become a wholly-owned subsidiary of MidCountry and the wholly-owned subsidiaries of FSF will continue to conduct their business and operations. The transactions described in this Agreement are subject to the approvals of the shareholders of FSF, the Office of Thrift Supervision, and the satisfaction of certain other conditions described in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

1.1      Definitions
         -----------

         When used herein, the capitalized terms set forth below shall have the following meanings:

         "Affiliate" means, with respect to any Person, any Person, who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person.

         "Articles of Merger" shall mean the Articles of Merger required to be filed with the office of the Secretary of State of Minnesota, as provided in
Section 302A.615 of the MBCA.

         "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

         "CERCLA"   shall   mean  the   Comprehensive   Environmental   Response
Compensation and Liability Act, as amended (42 U.S.C. 9601 et seq.).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

         "Disclosed" shall mean disclosed in the FSF Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

         "Environmental Claim" means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

         "Environmental Laws" means all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall mean the third party, FDIC-insured bank with at least $50 million in capital selected by MidCountry, with the consent of FSF, which consent shall not be unreasonably withheld, to perform the duties provided in Section 2.10 of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

         "Financial Advisor" shall mean Keefe, Bruyette & Woods, Inc.

         "Financial Statements" shall mean (a) with respect to MidCountry, (i) the consolidated balance sheet (including related notes and schedules, if any) of MidCountry as of September 30, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the two years ended September 30, 2003 and 2002 and (ii) the consolidated balance sheets of MidCountry (including related notes and schedules, if any) and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) prepared by MidCountry with respect to periods ended subsequent to September 30, 2003, and (b) with respect to FSF, (i) the consolidated statements of financial condition (including related notes and schedules, if any) of FSF as of September 30, 2003, September 30, 2002 and September 30, 2001, and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) for each of the three years ended September 30, 2003, September 30, 2002 and September 30, 2001 as filed by FSF in Securities Documents and (ii) the consolidated statements of financial condition of FSF (including related notes and schedules, if any) and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) included in Securities Documents filed by FSF with respect to periods ended subsequent to September 30, 2003.

         "FSF Common Stock" shall mean the shares of voting common stock, par value $.10 per share, of FSF.

         "FSF Disclosure Memorandum" shall mean the written information in one or more documents, each of which is entitled "FSF Disclosure Memorandum" and delivered on or before the date of this Agreement by FSF to MidCountry, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced. Inclusion of a given item in the FSF Disclosure Memorandum shall not be deemed to be a conclusion or admission that such item (or any other item) is material or has a Material Adverse Effect.

         "FSF ESOP" shall mean the First Federal fsb Employee Stock Ownership Plan.

         "FSF Subsidiaries" shall mean First Federal fsb, and Insurance Planners of Hutchinson, Inc., their respective subsidiaries, and all other Subsidiaries of FSF as of the date hereof and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FSF after the date hereof and held as a Subsidiary by FSF at the Effective Time.

         "GAAP" shall mean generally accepted accounting principles applicable to financial institutions and their holding companies, as in effect at the relevant date.

         "Hazardous Substances" means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statute, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

         "HOLA" shall mean the Federal Home Owners' Loan Act, as amended.

         "IRS" shall mean the Internal Revenue Service.

         "Material Adverse Effect" on MidCountry or FSF shall mean an event, fact, change, or occurrence which, individually or together with any other event, fact, change or occurrence, (i) has a material adverse effect on the financial condition, results of operations or business of MidCountry and the MidCountry Subsidiaries taken as a whole, or FSF and the FSF Subsidiaries taken as a whole, or (ii) materially impairs the ability of MidCountry or FSF to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) any event, change, occurrence or state of facts relating to or arising from the announcement of this Agreement or the actions and omissions of MidCountry or FSF taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger, (c) changes in laws and regulations or interpretations thereof by governmental authorities generally applicable to depository institutions and their holding companies (including, without limitation, changes in state and federal tax law and changes in deposit insurance assessment rates and special assessments with respect thereto), (d) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (e) changes in interest rates and (f) any event, change, fact or occurrence relating to or arising from the United States or local economy or financial or securities markets in general.

         "MBCA" shall mean the Minnesota Business Corporation Act, as amended.

         "MidCountry Common Stock" shall mean the shares of voting common stock, no par value, of MidCountry.

         "MidCountry Disclosure Memorandum" shall mean the written information in one or more documents, each of which is entitled "MidCountry Disclosure Memorandum" and delivered on or before the date of this Agreement by MidCountry to FSF, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced. Inclusion of a given item in the MidCountry Disclosure memorandum shall not be deemed to be a conclusion or admission that such item (or any other item) is material or has a Material Adverse Effect.

         "MidCountry Subsidiaries" shall mean Bayside Bank, Heights Finance Corporation, and their respective subsidiaries as of the date hereof and any corporation, bank, savings associations or other organization acquired as a Subsidiary of MidCountry after the date hereof and held as a Subsidiary by MidCountry at the Effective Time.

         "OTS" shall mean the Office of Thrift Supervision.

         "Proxy Statement" shall mean the proxy statement, together with any supplements thereto, to be sent to shareholders of FSF to solicit their votes in connection with a proposal to approve this Agreement and the Plan of Merger.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder.

         "Stock Option" shall mean, collectively, any option granted under the Stock Option Plans, outstanding and unexercised on the date hereof to acquire shares of FSF Common Stock, aggregating 250,751 shares.

         "Stock Option Plans" shall mean the First Federal fsb Management Stock Plan, the FSF Financial Corp. 1994 Stock Option Plan, the FSF Financial Corp. 1998 Stock Compensation Plan, and the FSF Financial Corp. 2003 Stock Compensation Plan.

         "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

         "Superior Proposal" means a bona fide written acquisition proposal or offer to acquire or purchase all or substantially all of the assets or equity interest in FSF which the FSF Board of

Directors concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby, (1) after receiving the advice of the Financial Advisor, (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law.

         "TILA" shall mean the Truth in Lending Act, as amended.

1.2      Terms Defined Elsewhere
         -----------------------

         The capitalized terms set forth below are defined in the following sections:

                  Agreement                                Introduction
                  Closing                                  Section 2.4
                  Closing Date                             Section 2.4
                  Constituent Corporations                 Section 2.1
                  Dissenting Shareholders                  Section 2.11
                  Effective Time                           Section 2.3
                  Employer Entity                          Section 5.11
                  Financing                                Section 4.7
                  FSF                                      Introduction
                  Interim                                  Introduction
                  Merger                                   Recitals
                  Merger Consideration                     Section 2.7
                  MidCountry                               Introduction
                  PBGC                                     Section 3.14(b)(iv)
                  Plan                                     Section 3.14(b)(i)
                  Plan of Merger                           Recitals
                  Pre-Closing Escrow Agreement             Section 5.18
                  Rights                                   Section 2.9
                  Subsidiary Plan of Merger                Section 2.12
                  Surviving Corporation                    Section 2.1(a)

                                   ARTICLE II
                                   THE MERGER

2.1      Merger
         ------

         FSF and Interim are constituent corporations (the "Constituent Corporations") to the Merger as contemplated by the MBCA. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the MBCA, at the Effective Time:

         (a) Interim shall be merged with and into FSF in accordance with the applicable provisions of the MBCA, with FSF being the surviving corporate entity (hereinafter sometimes referred to as the "Surviving Corporation") and a wholly owned subsidiary of MidCountry.

         (b) The separate existence of Interim shall cease and the Merger shall in all respects have the effect provided in Section 2.5.

         (c) The Articles of Incorporation of FSF at the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.

         (d) The Bylaws of FSF at the Effective Time shall become the Bylaws of the Surviving Corporation.

2.2      Filing; Plan of Merger
         ----------------------

         The Merger shall not become effective unless this Agreement and the Plan of Merger are duly approved by shareholders holding at least a majority of the shares of FSF Common Stock. As promptly as practicable following the satisfaction or, if permissible, waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Corporations will cause the Articles of Merger to be executed and filed with the Secretary of State of Minnesota, as provided in
Section 302A.615 of the MBCA. The Plan of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of FSF shall constitute adoption and approval of the Plan of Merger.

2.3      Effective Time
         --------------

         The Merger shall be effective on the day and at the time specified in the Articles of Merger as filed as provided in Section 2.2 (herein sometimes referred to as the "Effective Time").

2.4      Closing
         -------

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of FSF in Hutchinson, Minnesota, at 10:00 a.m. local time on a date designated by MidCountry that is within five Business Days following the satisfaction of the conditions to Closing set forth in Article VI (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such later date, time or place as the parties may otherwise agree (the "Closing Date").

2.5      Effect of Merger
         ----------------

         From and after the Effective Time, the separate existence of Interim shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Articles of

Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by reason of the Merger.

2.6      Further Assurances
         ------------------

         If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

2.7      Merger Consideration
         --------------------

         As used herein, the term "Merger Consideration" shall mean $35.00 in cash for each share of FSF Common Stock issued and outstanding as of the Effective Time.

2.8      Conversion of Shares
         --------------------

         At the Effective Time, by virtue of the Merger and without any action on the part of MidCountry, Interim or FSF or the shareholders of any of the foregoing, the shares of the parties to this Agreement shall be converted as follows:

         (a) Each share of FSF Common Stock issued and outstanding immediately prior to the Effective Time (other than shares the holders of which have perfected dissenters' rights of appraisal in accordance with Section 302A.471 of the MBCA) shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of FSF Common Stock (as provided in Section 2.10 below), the Merger Consideration.

         (b) Each share of MidCountry Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

         (c) Each share of common stock of Interim issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of the common stock of Surviving Corporation.

         (d) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of FSF Common Stock (subject to dissenters' rights under the MBCA) shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of FSF Common Stock. With respect to any certificate for FSF Common Stock that has been lost or destroyed, MidCountry shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with MidCountry's standard policy, and evidence reasonably satisfactory to MidCountry of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of FSF Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

2.9      Stock Options, Warrants and Other Similar Rights
         ------------------------------------------------

         Immediately prior to the Effective Time, FSF shall pay in exchange for each outstanding stock option, pursuant to which a person is or may be entitled to be issued any shares of FSF Common Stock, an amount in cash equal to the difference between the exercise price of such option and $35.00, such that from and after the Effective Time, there shall be no outstanding stock options, warrants, conversion rights or other rights of any nature pursuant to which a person is or may be entitled to be issued any shares of stock of FSF or to be paid any sum of money or other valuable consideration in exchange therefore (a "Right"). Any unvested shares of restricted FSF Common Stock at or immediately prior to the Effective Time shall become earned and nonforfeitable and distributed in the form of FSF Common Stock without restrictions immediately prior to the Effective Time. Each such share shall be converted into the Merger Consideration at the Effective Time. In effecting the termination and cancellation of such rights, FSF shall use its best efforts to obtain from any person or persons such consents, waivers, approvals and authorizations as it deems necessary or advisable.

2.10     Procedure for Payment of Merger Consideration
         ---------------------------------------------

         (a) Immediately prior to the Effective Time, MidCountry will deposit with the Escrow Agent cash in the amount of the Merger Consideration for each share of FSF Common Stock issued and outstanding at the Effective Time.

         (b) Within five days after the Effective Time, MidCountry shall cause the Escrow Agent to mail a letter of transmittal, with instructions for its use, to shareholders of FSF Common Stock, immediately prior to the Effective Time, to use in surrendering the certificates which represent such shares to the Escrow Agent in exchange for the Merger Consideration to which such shareholder is entitled according to Section 2.8 of this Agreement. Upon proper surrender of such certificates or other evidence of ownership, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, MidCountry shall cause, within three Business Days, the transfer to the person entitled thereto the Merger Consideration for each share of FSF Common
Stock owned. The Escrow Agent shall not be obligated to deliver the consideration to which any former holder of FSF Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of FSF Common Stock for exchange as provided in this Section 2.10 or, if a certificate issued to any such holder has been lost, destroyed, or stolen, or otherwise is missing, upon such holder, posting, if required by the Surviving Corporation, a lost instruments indemnity bond in form, substance and amount reasonably satisfactory to the Escrow Agent and MidCountry, and such other documentation as the Escrow Agent and MidCountry reasonably shall require.

         (c) The Escrow Agent shall hold the funds delivered to it but for which the certificates formerly representing shares of FSF Common Stock have not been surrendered for a period of six months after the Effective Time after which MidCountry may request the Escrow Agent to deliver to it any remaining funds, and thereafter, such holders will be entitled to look only to MidCountry for payment thereof.

2.11     Dissenting Shareholders
         -----------------------

         Any holder of shares of FSF Common Stock who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by section 302A.471 of the MBCA (collectively, the "Dissenting Shareholders") shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the MBCA; provided, that no such payment shall be made to any Dissenting Shareholder unless and until such Dissenting Shareholder has complied with the applicable provisions of the MBCA and has surrendered to MidCountry the certificate or certificates representing shares of FSF Common Stock for which payment is being made. In the event that after the Effective Time a Dissenting Shareholder of FSF fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, MidCountry shall issue and deliver the consideration to which such holder of shares of FSF Common Stock is entitled under Section 2.8 (without interest) upon surrender by such holder of the certificate or certificates representing shares of FSF Common Stock held by such holder.

2.12     Merger of Subsidiaries
         ----------------------

         In the event that MidCountry shall request, FSF shall take such actions, and shall cause the FSF Subsidiaries to take such actions, as may be required in order to effect, at the Effective Time, the merger of one or more of the FSF Subsidiaries with, in each case, one of the MidCountry Subsidiaries, including, without limitation, the execution and delivery of a subsidiary plan of merger (the "Subsidiary Plan of Merger"), substantially in the form attached hereto as Annex B.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF FSF

         Except as Disclosed, FSF represents and warrants to MidCountry as follows (the representations and warranties herein of FSF are made subject to the applicable standard set forth in Section 6.3(a), and no such representation or warranty shall be deemed to be inaccurate unless the inaccuracy would permit MidCountry to refuse to consummate the Merger under such applicable standard):

3.1      Capital Structure
         -----------------

         The authorized capital stock of FSF consists of 10,000,000 shares of FSF Common Stock, par value $0.10 per share, and 5,000,000 shares of FSF preferred stock, no par value. As of the date hereof, 2,345,234 shares of FSF Common Stock are issued and outstanding and no more than 2,595,985 shares of FSF Common Stock will be issued and outstanding immediately prior to the Effective Time (as a result of the exercise of outstanding options), and no shares of FSF preferred stock are outstanding. No other classes of capital stock of FSF, common or preferred, are authorized, issued or outstanding. All outstanding shares of FSF Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose, except for shares of FSF Common Stock reserved in connection with the Stock Option Plans. FSF has granted options to acquire 250,751 shares of FSF Common Stock under the Stock Option Plans, which options remain outstanding as of the date hereof. Except as set forth in this Section 3.1, there are no Rights authorized, issued or outstanding with respect to, nor are there any agreements, understandings or commitments relating to the right of any FSF shareholder to own, to vote or to dispose of, the capital stock of FSF. Holders of FSF Common Stock do not have preemptive rights.

3.2      Organization, Standing and Authority
         ------------------------------------

         FSF is a corporation organized, validly existing and in good standing under the laws of the State of Minnesota, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. FSF is not required to be qualified to do business in any other state of the United States or foreign jurisdiction.

3.3      Ownership of Subsidiaries
         -------------------------

         Section 3.3 of the FSF Disclosure Memorandum lists all of the FSF Subsidiaries and, with respect to each, its jurisdiction of organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by FSF (directly or indirectly), the percentage ownership interest so owned by FSF and its business activities. The outstanding shares of capital stock or other equity interests of the FSF Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by FSF free and clear of all liens, claims and encumbrances or preemptive rights of any person. No rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the FSF Subsidiaries, and there are no agreements, understandings or commitments relating to the right of FSF to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of the FSF Subsidiaries have been issued in violation of the preemptive rights of any person. Section 3.3 of the FSF Disclosure Memorandum also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization (other than the FSF Subsidiaries) owned directly or indirectly by FSF.

3.4      Organization, Standing and Authority of the Subsidiaries
         --------------------------------------------------------

         Each FSF Subsidiary which is a depository institution is a federally chartered savings bank with its deposits insured to applicable limits by the FDIC. Each of the FSF Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the FSF Subsidiaries has full power and authority to carry on its business as now conducted, and, to the knowledge of FSF, is duly qualified to do business in each jurisdiction Disclosed with respect to it. To the knowledge of FSF, no FSF Subsidiary is required to be qualified to do business in any other state of the United States or foreign jurisdiction, or is engaged in any type of activities that have not been Disclosed.

3.5      Authorized and Effective Agreement
         ----------------------------------

         (a) FSF has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the FSF shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this Agreement and the Plan of Merger. The execution and delivery of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, in the case of this Agreement and the Plan of Merger, the approval of the FSF shareholders pursuant to and to the extent required by applicable law. This Agreement and the Plan of Merger constitute legal, valid and binding obligations of FSF, and each is enforceable against FSF in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of the rights of creditors of FDIC-insured institutions or the enforcement of creditors' rights generally; and (ii) general principles of equity (whether applied in a court of law or in equity).

         (b) Neither the execution and delivery of this Agreement or the Plan of Merger, nor consummation of the transactions contemplated hereby or thereby, nor compliance by FSF with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FSF or any FSF Subsidiary, (ii) to the knowledge of FSF, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of FSF or any FSF Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to FSF or any FSF Subsidiary.

         (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by FSF of the Merger and the other transactions contemplated in this Agreement.

3.6      Securities Filings; Financial Statements; Statements True
         ---------------------------------------------------------

         (a) FSF has timely filed all Securities Documents required by the Securities Laws to be filed since September 30, 2000. FSF has Disclosed or made available to MidCountry a true and complete copy of each Securities Document filed by FSF with the Commission after September 30, 2000 and prior to the date hereof, which are all of the Securities Documents that FSF was required to file during such period. As of their respective dates of filing (or if amended or superseded by a filing prior to the date hereof, on the date of such filing), such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The Financial Statements of FSF fairly present or will fairly present, as the case may be, the consolidated financial position of FSF and the FSF Subsidiaries as of the dates indicated and the consolidated statements of income and retained earnings, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.


         (c) No statement, certificate, instrument or other writing furnished or to be furnished hereunder by FSF or any FSF Subsidiary to MidCountry contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7      Minute Books
         ------------

         The minute books of FSF and each of the FSF Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.8      Adverse Change
         --------------

         Since September 30, 2003, FSF and the FSF Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent FSF Financial Statements, or except as disclosed in Securities Documents filed prior to the date hereof, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any change or any fact or event involving a prospective change in the business, financial condition, results of operations or business prospects of FSF or any of the FSF Subsidiaries that has had or is reasonably likely to have a Material Adverse Effect on FSF taken as a whole.

3.9      Absence of Undisclosed Liabilities
         ----------------------------------

         All liabilities (including contingent liabilities) of FSF and the FSF Subsidiaries are disclosed in the most recent Financial Statements of FSF or are normally recurring business obligations incurred in the ordinary course of its business since the date of FSF's most recent Financial Statements.

3.10     Properties
         ----------

         (a) FSF and the FSF Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible and intangible, reflected on the consolidated balance sheet included in the Financial Statements of FSF as of September 30, 2003 or acquired after such date, except for (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business, or (v) matters otherwise reflected in the consolidated financial statements of FSF.

         (b) All leases and licenses pursuant to which FSF or any FSF Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property are valid and enforceable against

FSF or the FSF Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other laws affecting the enforceability of creditors' rights generally and except for general principles of equity (whether applied in a court of law or in equity).

3.11     Environmental Matters
         ---------------------

         (a) FSF and the FSF Subsidiaries are and at all times have been in compliance with all Environmental Laws. Neither FSF nor any FSF Subsidiary has received any communication alleging that FSF or an FSF Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) There are no pending Environmental Claims, neither FSF nor any FSF Subsidiary has received notice of any pending Environmental Claims, and, to the knowledge of FSF, there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) FSF or any FSF Subsidiary, (ii) any person or entity whose liability for any Environmental Claim FSF or any FSF Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by FSF or any FSF Subsidiary, or any real or personal property which FSF or any FSF Subsidiary has or is judged to have managed or supervised or participated in the management of, or (iv) any real or personal property in which FSF or any FSF Subsidiary holds a security interest securing a loan recorded on the books of FSF or any FSF Subsidiary. Neither FSF nor any FSF Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.

         (c) To the knowledge of FSF, FSF and the FSF Subsidiaries are in compliance with all recommendations contained in any environmental audits, analyses and surveys received by FSF relating to all real and personal property owned or leased by FSF or any FSF Subsidiary and all real and personal property of which FSF or any FSF Subsidiary has or is judged to have managed or supervised or participated in the management of.

         (d) To the knowledge of FSF, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against FSF or any FSF Subsidiary or against any person or entity whose liability for any Environmental Claim FSF or any FSF Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12     Loans; Allowance for Loan Losses
         --------------------------------

         (a) All of the loans on the books of FSF and the FSF Subsidiaries are valid and properly documented and were made in the ordinary course of business, and the security therefor, if any, is properly perfected. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor FSF's procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

         (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of FSF are, in the reasonable good faith judgment of management of FSF, adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

3.13     Tax Matters
         -----------

         (a) FSF and the FSF Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. FSF and the FSF Subsidiaries have paid, or where payment is not required to have been made have set up an adequate reserve or accrual for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

         (b) All federal, state and local (and, if applicable, foreign) tax returns filed by FSF and the FSF Subsidiaries are complete and accurate. Neither FSF nor any FSF Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against FSF or any FSF Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to FSF or any FSF Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

         (c) Deferred taxes have been provided for in accordance with GAAP consistently applied.

         (d) Neither FSF nor any of the FSF Subsidiaries is a party to any tax allocation or sharing agreement or has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was FSF or a FSF subsidiary) or has any liability for taxes of any person (other than FSF and the FSF Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

         (e) Each of FSF and the FSF Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

         (f) Neither FSF nor any of the FSF Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the Code.


3.14     Employees; Compensation; Benefit Plans
         --------------------------------------

         (a) Compensation.  FSF has Disclosed a complete and correct list of the
             ------------
name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of FSF and of each FSF Subsidiary and each other person (in each case other than as an employee) to whom FSF or any FSF Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

         (b) Employee Benefit Plans.
             ----------------------

                  (i) FSF has Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by FSF or any FSF Subsidiary, to which FSF or any FSF Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of which FSF or any FSF Subsidiary is a member. For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) and which is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated (only if such Plan has assets or liabilities), (B) an employment agreement, (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

                  (ii) Neither FSF nor any FSF Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

                  (iii) None of the Plans obligates FSF or any FSF Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in
          Section 280G of the Code (and regulations promulgated thereunder).

                  (iv) Each Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all material respects with its own terms and in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of FSF or any FSF Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither FSF nor any FSF Subsidiary has been required to post any security pursuant to Section 307 of ERISA or
          Section 401(a)(29) of the Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject FSF or any FSF Subsidiary to any tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Code or to a fine or penalty under Section 502(c) of ERISA.

                  (v) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

                  (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which FSF or any FSF Subsidiary is a member or was a member during such five-year period.

                  (vii) As of September 30, 2003, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of all vested and nonvested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. As of September 30, 2003, no tax qualified Plan has any unfunded liabilities. The FSF ESOP has no unpaid debt in connection with the acquisition of shares of FSF Common Stock, and there is no suspense account maintained under the FSF ESOP.

                  (viii) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under
          Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither FSF nor, to the best knowledge of FSF, any FSF Subsidiary, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject FSF or any FSF Subsidiary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

                  (ix) With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

                  (x) FSF and each FSF Subsidiary has been and is presently in compliance with all of the requirements of Section 4980B of the Code.

                  (xi) Neither FSF nor any FSF Subsidiary has a liability as of September 30, 2003 under any Plan that, to the extent disclosure is required under GAAP, is not reflected on the consolidated balance sheet included in the Financial Statements of FSF as of September 30, 2003 or otherwise Disclosed.

                  (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) FSF's or any FSF Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting, accelerated allocation of previously unallocated Plan assets or by the conversion of all stock options in accordance with Section 2.9 hereof).

                  (xiii) With respect to each Plan, FSF has Disclosed or made available to MidCountry, true, complete and correct copies of (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

                  (xiv) Each of the Plans as applied to FSF and any FSF Subsidiary may be amended or terminated at any time by action of FSF's Board of Directors, or such FSF's Subsidiary's Board of Directors, as the case may be, or a committee of such Board of Directors or duly authorized officer, in each case subject to the terms of the Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of FSF or a FSF Subsidiary thereunder).

3.15     Certain Contracts
         -----------------

         (a) Neither FSF nor any FSF Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business) outstanding on the date hereof, or any agreement restricting its business activities, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by FSF or any FSF Subsidiary or the guarantee by FSF or any FSF Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by FSF or any FSF Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank advances), (iii) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by FSF or any FSF Subsidiary (without payment of any penalty or cost), or that provides benefits which are contingent, or the application of which is altered, upon the occurrence of a transaction involving FSF of the nature contemplated by this Agreement, or (iv) any agreement or plan, written or oral, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each matter Disclosed pursuant to this Section 3.15(a) is in full force and effect as of the date hereof.

         (b) Neither FSF nor any FSF Subsidiary is in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16     Legal Proceedings; Regulatory Approvals
         ---------------------------------------

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of FSF, threatened against FSF or any FSF Subsidiary or against any asset, interest, plan or right of FSF or any FSF Subsidiary, or, to the knowledge of FSF, against any officer, director or employee of any of them in their capacity as such. There are no actions, suits or proceedings instituted, pending or, to the knowledge of FSF, threatened against any present or former director or officer of FSF or any FSF Subsidiary that would reasonably be expected to give rise to a claim against FSF or any FSF Subsidiary for indemnification. There are no actual or, to the knowledge of FSF, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. To the knowledge of FSF, no fact or condition relating to FSF or any FSF Subsidiary exists (including, without limitation, noncompliance with the CRA) that would prevent FSF or MidCountry from obtaining all of the federal and state regulatory approvals contemplated herein.

3.17     Compliance with Laws; Filings
         -----------------------------

         Each of FSF and each FSF Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, the TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither FSF nor any FSF Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations (other than general regulatory restrictions applicable to similarly-situated federal savings banks and their holding companies generally). Neither FSF nor any FSF Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing. Since September 30, 2000, FSF and each of the FSF Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including, without limitation, the OTS, Commission, FDIC, Federal Reserve Board and
applicable state regulators. Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

3.18     Brokers and Finders
         -------------------

         Neither FSF nor any FSF Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, or in the Plan of Merger, except for an obligation to the Financial Advisor, the nature and extent of which has been Disclosed, for investment banking services, and except for fees to accountants and lawyers.

3.19     Repurchase Agreements; Derivatives
         ----------------------------------

         (a) With respect to all agreements currently outstanding pursuant to which FSF or any FSF Subsidiary has purchased securities subject to an agreement to resell, FSF or the FSF Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which FSF or any FSF Subsidiary has sold securities subject to an agreement to repurchase, neither FSF nor the FSF Subsidiary has pledged collateral having a value at the time of entering into such pledge in excess of the amount of the debt secured thereby. Neither FSF nor any FSF Subsidiary has pledged collateral having a value at the time of entering into such pledge in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

         (b) Neither FSF nor any FSF Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business, liquidity management and interest rate risk management, in each case consistent with past practice and current policy.

3.20     Deposit Accounts
         ----------------

         The deposit accounts of the FSF Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the FSF Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

3.21     Related Party Transactions
         --------------------------

         FSF has Disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which FSF or any FSF Subsidiary is a party with any director, executive officer or 5% shareholder of FSF or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans are on terms no less favorable to FSF than could be obtained from unrelated parties.

3.22     Certain Information
         -------------------

         When the Proxy Statement is mailed, and at the time of the meeting of shareholders of FSF to vote on the Plan of Merger, the Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein provided by FSF, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23     Regulatory Matters
         ------------------

         Neither FSF nor any FSF Subsidiary has taken or agreed to take any action which would or could reasonably be expected to materially impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b).

3.24     State Takeover Laws
         -------------------

         FSF and each FSF Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws, and no such laws shall be activated or applied as a result of such transactions.

3.25     Labor Relations
         ---------------

         Neither FSF nor any FSF Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is FSF or any FSF Subsidiary party to any collective bargaining agreement. There is no strike or other labor dispute involving FSF or any FSF Subsidiary, pending or threatened, or to the knowledge of FSF, is there any activity involving any employees of FSF or any FSF Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF MIDCOUNTRY AND INTERIM

         MidCountry and Interim represent and warrant to FSF as follows (the representations and warranties herein of MidCountry and Interim are made subject to the applicable standard set forth in Section 6.2(a), and no such representation or warranty shall be deemed to be inaccurate unless the inaccuracy would permit FSF to refuse to consummate the Merger under such applicable standard):

4.1      Capital Structure of MidCountry
         -------------------------------

         The authorized capital stock of MidCountry consists of 50,000,000 shares of MidCountry Common Stock, no par value per share, and 25,000,000 shares of MidCountry Preferred Stock. All outstanding shares of MidCountry capital stock have been duly authorized and are validly issued, fully paid and nonassessable.

4.2      Organization, Standing and Authority of MidCountry
         --------------------------------------------------

         (a) MidCountry is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. MidCountry and each company controlling it is registered as a savings and loan holding company under Section 10 of HOLA. Neither MidCountry nor any company controlling it holds any investment or engages in any activity not permissible for a savings and loan holding company under Section 10 of HOLA.

         (b) Interim is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota.

4.3      Authorized and Effective Agreement
         ----------------------------------

         (a) MidCountry and Interim have all requisite corporate power and authority to enter into, deliver and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement and the Plan of Merger. The execution and delivery of this Agreement and the Plan of Merger and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of MidCountry and Interim. This Agreement and the Plan of Merger attached hereto constitute legal, valid and binding obligations of MidCountry and Interim, and each is enforceable against MidCountry and Interim in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity.

         (b) Neither the execution and delivery of this Agreement or the Plan of Merger, nor consummation of the transactions contemplated hereby, nor compliance by MidCountry and Interim with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of MidCountry or any MidCountry Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of MidCountry or any MidCountry Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MidCountry or any MidCountry Subsidiary.

         (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by MidCountry or Interim of the Merger and the other transactions contemplated in this Agreement.

4.4      Organization, Standing and Authority of MidCountry Subsidiaries
         ---------------------------------------------------------------

         Each of the MidCountry Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. MidCountry owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the MidCountry Subsidiaries. Each of the MidCountry Subsidiaries (i) has full power and authority to carry on its business as now conducted and to own, lease and operate its assets, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. Each MidCountry Subsidiary is only engaged in activities permissible for subsidiaries of savings and loan holding companies under Section 10 of HOLA.

4.5      Certain Information
         -------------------

         When the Proxy Statement is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of FSF to vote on the Merger, the Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein relating to MidCountry, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.6      Regulatory Matters
         ------------------

         Neither MidCountry nor any MidCountry Subsidiary has taken or agreed to take any action which would or could reasonably be expected to impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b).

4.7      Financial Ability
         -----------------

         (a) Immediately prior to the Effective Time, MidCountry will have adequate financial resources and cash available to consummate the transactions contemplated by this Agreement and the Plan of Merger.

         (b) Section 4.7 of the MidCountry Disclosure Memorandum contains a complete and accurate description of the financing arrangements to be used by MidCountry to complete the transactions contemplated by this Agreement (the "Financing"). The Financing is sufficient in amount and nature for MidCountry to obtain all required regulatory approvals.

4.8      Minute Books
         ------------

         The minute books of MidCountry and each of the MidCountry Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

4.9      Adverse Change
         --------------

         Since September 30, 2003, MidCountry and the MidCountry Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent MidCountry Financial Statements, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any fact or event involving a prospective adverse change in the business, financial condition, results of operations or business prospects of MidCountry or any of the MidCountry Subsidiaries.

4.10     Absence of Undisclosed Liabilities
         ----------------------------------

         All liabilities (including contingent liabilities) of MidCountry and the MidCountry Subsidiaries are disclosed in the most recent Financial Statements of MidCountry or are normally recurring business obligations incurred in the ordinary course of its business since the date of MidCountry's most recent Financial Statements.

4.11     Allowance for Loan Losses
         -------------------------

         The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of MidCountry are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

4.12     Legal Proceedings; Regulatory Approvals
         ---------------------------------------

         There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of MidCountry, threatened against MidCountry or any MidCountry Subsidiary or against any asset, interest, plan or right of MidCountry or any MidCountry Subsidiary, or, to the knowledge of MidCountry, against any officer, director or employee of any of them in their capacity as such. There are no actions, suits or proceedings instituted, pending or, to the knowledge of MidCountry, threatened against any present or former director or officer of MidCountry or any MidCountry Subsidiary that would reasonably be expected to give rise to a claim against MidCountry or any MidCountry Subsidiary for indemnification. There are no actual or, to the knowledge of MidCountry, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein. To the knowledge of MidCountry, no fact or condition relating to MidCountry or any MidCountry Subsidiary exists (including, without limitation, noncompliance with the CRA) that would prevent FSF or MidCountry from obtaining all of the federal and state regulatory approvals contemplated herein.

4.13     Compliance with Laws; Filings
         -----------------------------

         Each of MidCountry and each MidCountry Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, the TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither MidCountry nor any MidCountry Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation,
(ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations. Neither MidCountry nor any MidCountry Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing. Since September 30, 1999, MidCountry and each of the MidCountry Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including, without limitation, the OTS, Commission, FDIC, Federal Reserve Board and applicable state regulators. Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

4.14     Deposit Accounts
         ----------------

         The deposit accounts of the MidCountry Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the MidCountry Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

                                   ARTICLE V
                                   COVENANTS

5.1      FSF Shareholder Meeting
         -----------------------

         The Board of Directors of FSF agrees that it shall, at the time the Proxy Statement is mailed to the shareholders of FSF, recommend that FSF's shareholders vote for such approval; provided, that the Board of Directors of FSF may withdraw or refuse to make such recommendation only if the Board of Directors shall determine in good faith that such recommendation should not be made in light of its fiduciary duty to FSF's shareholders after (i) consultation with legal counsel or (ii) either (A) the withdrawal by the Financial Advisor of its opinion referred to in Section 3.27 or (B) the delivery to the Board of Directors of written advice from the Financial Advisor that the Merger
Consideration is either not fair or inadequate to the FSF shareholders from a financial point of view.

5.2      Proxy Statement
         ---------------

         FSF shall file a preliminary Proxy Statement with the Commission within 15 days after receipt by FSF of reasonable assurance that MidCountry has obtained commitments, in a form reasonably acceptable to FSF, for at least 50% of the Financing. FSF agrees to hold the meeting of FSF shareholders for the purpose of approving this Agreement and the Plan of Merger within 60 days of receipt of clearance from the Commission of the Proxy Statement. FSF shall use their reasonable best efforts to cause the Proxy Statement to be approved by the Commission for mailing to the FSF shareholders, and such Proxy Statement shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the Commission thereunder. FSF shall cause the Proxy Statement to be mailed to shareholders in accordance with all applicable notice requirements under the Securities Laws and the MBCA.

5.3      Plan of Merger
         --------------

         At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger. In connection therewith, MidCountry acknowledges that it (i) has adopted the Plan of Merger, and (ii) will pay or cause to be paid when due the Merger Consideration.

5.4      Additional Acts
         ---------------

(a) FSF agrees to take such actions requested by MidCountry as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is MidCountry or a MidCountry Subsidiary) the transactions contemplated hereby, provided that such modifications do not change the Merger Consideration or abrogate the covenants and other agreements contained in this Agreement, including, without limitation, the covenant not to take any action that would delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

(b) As promptly as practicable after the date hereof but in no event more than 30 days from the date of this Agreement, MidCountry and FSF shall submit notice or applications for prior approval of the transactions contemplated herein to the OTS and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. FSF and MidCountry each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, its respective Subsidiaries, and any of its respective directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

5.5      Best Efforts
         ------------

         Each of MidCountry and FSF shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and
5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI, and to consummate the transactions herein contemplated at the earliest possible date. Neither MidCountry nor FSF shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

5.6      Certain Accounting Matters
         --------------------------

         FSF shall cooperate with MidCountry concerning accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account MidCountry's policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices;
provided, that any action taken pursuant to this Section 5.6 shall be in accordance with GAAP and all regulations applicable to FSF, shall not be deemed to constitute or result in the breach of any representation or warranty of FSF contained in this Agreement and shall not be taken until such time as all of the conditions to MidCountry's obligations to close have been satisfied or waived.

5.7      Access to Information
         ---------------------

         FSF and MidCountry will each keep the other advised of all material developments relevant to its business and the businesses of its Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, FSF shall afford to representatives of MidCountry reasonable access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of FSF and the FSF Subsidiaries and, during such period, shall make available all information concerning their businesses as may be reasonably requested. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement pursuant to Section
7.1. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information previously furnished in connection with the transactions contemplated by this Agreement.

5.8      Press Releases
         --------------

         MidCountry and FSF shall mutually agree as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9      Forbearances of FSF
         -------------------

         Except with the prior written consent of MidCountry (which consent shall not be unreasonably withheld) or as set forth in the FSF Disclosure Memorandum, between the date hereof and the Effective Time, FSF shall not, and shall cause each of the FSF Subsidiaries not to:

         (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new type of activity or expand any existing activities;

         (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $0.35 per share of FSF Common Stock payable on record dates and in amounts consistent with past practices;

         (c) issue any shares of its capital stock (including treasury shares) except pursuant to the exercise of any Rights;

         (d)   issue,   grant  or   authorize   any   Rights   or   effect   any
recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

         (e) amend its Articles of Incorporation or Bylaws;

         (f) impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any FSF Subsidiary, or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

         (g) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets other than in the ordinary course of its business consistent with past practices;

         (h) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

         (i) except as Disclosed, increase the rate of compensation of any of its directors, officers or employees (excluding increases in compensation resulting from the exercise of compensatory stock options outstanding as of the date of this Agreement), or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of its directors, officers or employees, except for increases or payments made in the ordinary course of business consistent with past practice pursuant to plans or arrangements in effect on the date hereof;

         (j) enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that this Section 5.9(j) shall not prevent renewal of any of the foregoing consistent with past practice;

         (k) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, FSF or any FSF Subsidiary or any business combination with FSF or any FSF Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of FSF or any FSF Subsidiary to do any of the above; or fail to notify MidCountry immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this subsection (k) shall not apply to furnishing information, negotiations or discussions following an unsolicited offer if, as a result of such offer, the Board of Directors of FSF determines, after consultation with its legal counsel that it should take such actions in light of its fiduciary duty to the FSF shareholders;

         (l) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any material agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by FSF or a FSF Subsidiary or guarantee by FSF or a FSF Subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the reappointment of officers in the normal course), or (iv) any contract, agreement or understanding with a labor union;

         (m) change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders and after receipt of the requisite regulatory approvals for the transactions contemplated by this Agreement and the Plan of Merger, FSF shall cooperate in good faith with MidCountry to adopt policies, practices and procedures consistent with those utilized by MidCountry and in accordance with GAAP and all applicable regulations, effective on or before the Closing Date;

         (n) change its methods of accounting in effect at September 30, 2003, except as required by changes in GAAP concurred in by MidCountry, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended September 30, 2003, except as required by changes in law or regulation;

         (o) incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $100,000, for any one expenditure, or $500,000 in the aggregate;

         (p)  incur  any  indebtedness   other  than  deposits  from  customers,
wholesale deposits or advances from the Federal Home Loan Bank of Des Moines or Federal Reserve Bank, in each case in the ordinary course of business;

         (q) take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code as determined by MidCountry, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

         (r) dispose of any material assets other than in the ordinary course of business; or

         (s) agree to do any of the foregoing.

5.10     Employment and Consulting Agreements
         ------------------------------------

         MidCountry (or its specified MidCountry Subsidiary) agrees to enter into employment and consulting agreements as of the Effective Time with certain executives of FSF substantially in the forms attached respectively as Annexes B-1 through B-9.

5.11     Section 401(k) Plan; ESOP; Other Employee Benefits
         --------------------------------------------------

         (a) Each employee of FSF at the Effective Time who becomes an employee immediately following the Effective Time of MidCountry or a MidCountry Subsidiary ("Employer Entity") shall be eligible to participate in MidCountry's 401(k) plan (subject to MidCountry's right to terminate such plan). For purposes of administering MidCountry's 401(k) plan, service with FSF and the FSF Subsidiaries shall be deemed to be service with MidCountry or the MidCountry Subsidiaries for participation and vesting purposes, but not for purposes of benefit accrual.

         (b) (i) Each participant in the FSF ESOP not fully vested will become fully vested in his or her FSF ESOP account as of the Effective Time. As soon as practicable after the execution of this Agreement, FSF and MidCountry will cooperate to cause the FSF ESOP to be amended and other action taken, in a manner reasonably acceptable to FSF and MidCountry, to provide that the FSF ESOP will terminate upon the Effective Time. Between the date hereof and the Effective Time, FSF or a FSF Subsidiary shall make contributions to the FSF ESOP in accordance with the provisions of the FSF ESOP and consistent with past practice. FSF and MidCountry agree that, subject to the conditions described herein, as soon as practicable after the Effective Time, participants in the FSF ESOP shall be entitled at their election to have the assets in their FSF ESOP accounts either distributed to them in a lump sum or rolled over to another tax-qualified plan (including the MidCountry 401(k) plan to the extent permitted by such plan) or individual retirement account.

         (ii) The actions relating to termination of the FSF ESOP will be adopted conditional upon the consummation of the Merger and upon receiving a favorable determination letter from the IRS with regard to the continued qualification of the FSF ESOP. FSF and MidCountry will cooperate in FSF submitting appropriate requests for any such determination letter to the IRS and will use their best efforts to seek the issuance of such letter as soon as practicable following the date hereof. FSF and MidCountry will adopt such additional amendments to the FSF ESOP as may be required by the IRS as a condition to granting such determination letter, provided that such amendments do not (i) substantially change the terms outlined herein,
     (ii) have a Material Adverse Effect on FSF or (iii) result in an additional material liability to MidCountry.

         (iii) As of and following the Effective Time, MidCountry shall cause the FSF ESOP to be maintained for the exclusive benefit of employees and other persons who were participants or beneficiaries therein prior to the Effective Time, and shall proceed with termination of the FSF ESOP through distribution of its assets in accordance with its terms (subject to the amendments described herein and as otherwise may be required to comply with applicable law or to obtain a favorable determination from the IRS as to the continuing qualified status of the FSF ESOP); provided, however, that no such termination distributions from the FSF ESOP shall occur after the Effective Time until a favorable determination letter has been received from the IRS.

         (c) Each employee of FSF at the Effective Time who becomes an employee immediately following the Effective Time of an Employer Entity shall be eligible to participate in the group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to employees of the Employer Entity, subject to the terms of such plans and programs; provided, that service with FSF shall be deemed to be service with the Employer Entity for the purpose of determining eligibility to participate and vesting (if applicable) in such welfare plans and programs, but not for the purpose of computing benefits, if any, determined in whole or in part with reference to service under any defined benefit Plan, but prior service credit will be given for computing benefits under any health, welfare, vacation or similar Plan. Coverage under the group health plans of FSF and the FSF Subsidiaries will be deemed "creditable coverage" within the meaning of ERISA Section 701(c) for purposes of any preexisting condition limitation which may apply under any group health plan maintained by an Employer Entity; provided, however, that no coverage prior to a "significant break in coverage" as defined in ERISA Section 701(c)(2) shall be counted as "creditable coverage."

         (d) MidCountry agrees to honor all employment agreements, severance agreements and deferred compensation agreements, that FSF and the FSF
Subsidiaries have with their current and former employees and directors and which have been Disclosed to MidCountry pursuant to this Agreement, except to the extent any such agreements shall be superseded or terminated at the Closing or following the Closing Date.

         (e) Not later than the Closing Date, First Federal fsb shall establish one or more irrevocable grantor trusts each for the benefit of Don Glas, George Loban and Richard Burgart and deposit such assets into such respective trusts equal to the amount earned and non-forfeitable by each such person as of the Closing Date with such trust assets to be paid out in accordance with the terms of the respective salary continuation agreements as set forth in the FSF Disclosure Memorandum.

         (f) Notwithstanding anything to the contrary contained in this Agreement, in no event shall FSF, MidCountry, the Surviving Corporation, or any Subsidiary of the foregoing take any action or make any payments that would result, either individually or in the aggregate, in the payment of a "parachute payment" within the meaning of Code Section 280G to an employee or former employee of FSF or a Subsidiary of FSF or that would result, either individually or in the aggregate, in payments to such individuals that would be nondeductible pursuant to Code Section 162(m). FSF and MidCountry shall use commercially reasonable efforts to resolve matters relating to any of the foregoing.

5.12     Directors and Officers Protection
         ---------------------------------

         MidCountry or a MidCountry Subsidiary shall provide and keep in force for a period of three years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of FSF for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in FSF's policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 175% of the annual premium payments on FSF's policy in effect as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, MidCountry shall use its best efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, MidCountry further agrees to indemnify all individuals who are or have been officers, directors or employees of FSF or any FSF Subsidiary prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Articles of Incorporation or Bylaws of FSF on the date hereof and is permitted under the MBCA. If MidCountry or the MidCountry Subsidiary maintaining the insurance provided for in this
Section 5.12 or any successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of the consolidation or merger, or shall transfer all or substantially all of its assets to any entity, MidCountry agrees that proper provision shall be made so that the successor or assign of MidCountry or the MidCountry Subsidiary shall assume the obligations in this Section 5.12. This Section 5.12 is intended for the benefit of and shall be enforceable by each indemnified officer and director and their respective heirs and representatives.

5.13     Forbearances of MidCountry
         --------------------------

         Except with the prior written consent of FSF, neither MidCountry nor any MidCountry Subsidiary shall take any action which would or might be expected to (i) cause the business combination contemplated hereby not to constitute a reorganization under Section 368 of the Code; (ii) result in any inaccuracy of a representation or warranty herein which would allow for termination of this Agreement; (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied; or (iv) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

5.14     Reports
         -------

         Each of FSF and MidCountry shall file (and shall cause the FSF Subsidiaries and the MidCountry Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to MidCountry or FSF, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.15     Capital Raising
         ---------------

         On or before December 31, 2004, MidCountry will complete the Financing. As promptly as practicable after the date hereof, MidCountry shall proceed to take all necessary actions to complete the Financing and to raise whatever kind and amount of additional capital as may be required to consummate the transactions contemplated by this Agreement. The disclosure document provided to prospective investors in connection with the Financing (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

5.16     Advisory Board
         --------------

         As of the Effective Time of the Merger, MidCountry shall appoint Messrs. Glas, Loban, and Burgart to an Advisory Board to MidCountry Bank for a term of at least three years.

5.17     Support Agreements
         ------------------

         Within ten (10) calendar days of the date of this Agreement, FSF shall use its best efforts to cause each of the directors of FSF to execute and deliver to MidCountry a Support Agreement substantially in the form of Annex D
to this Agreement.                                                       -------

5.18     Pre-Closing Escrow Agreement
         ----------------------------

          On the date of this Agreement, MidCountry and FSF shall execute and deliver an Escrow Agreement substantially in the form attached hereto as Annex E (the "Pre-Closing Escrow Agreement"), and each party shall deposit with the escrow agent named therein $1,700,000 in immediately available funds, to be disbursed as provided in the Pre-Closing Escrow Agreement.

5.19     Superior Proposal
         -----------------

          In the event FSF receives a Superior Proposal, FSF shall immediately notify MidCountry of the terms of such Superior Proposal and shall give MidCountry three (3) calendar days in which to consider any proposed changes to the Merger Consideration, prior to FSF taking any action with respect to such Superior Proposal.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - MidCountry and FSF
         -----------------------------------------

         The respective obligations of MidCountry and FSF to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including, without limitation, the approval by the shareholders of FSF of the Agreement and the Plan of Merger;

         (b) The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Plan of Merger, all notice periods and waiting periods with respect to such approvals shall have passed and all such approvals shall be in effect; and

         (c) None of MidCountry, any of the MidCountry Subsidiaries, FSF or any of the FSF Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement.

         (d) FSF and MidCountry shall have received Employment Agreements substantially in the form of Annex C-1, C-2 and C-3 executed by MidCountry Bank and Employment and Consulting Agreements substantially in the form of Annex C-4, C-5 and C-6 executed by MidCountry Bank. Further, the payments detailed at
Section 5.05 of such Annex C-4, C-5 and C-6 for the benefit of Don Glas, George Loban and Richard Burgart, respectively, shall have been made by MidCountry Bank or to the respective grantor trusts detailed at Section 5.11(e) of the Agreement.

6.2      Conditions Precedent - FSF
         --------------------------

         The obligations of FSF to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by FSF pursuant to
Section 7.4:

         (a) All representations and warranties of MidCountry shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by FSF. The representations and warranties of MidCountry set forth in Sections 4.1,
4.2 (except as relates to qualification), 4.3(a), 4.3(b)(i) and 4.4 (except as relates to qualification) shall be true and correct in all material respects (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of MidCountry set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2, 4.3(a), 4.3(b)(i) and 4.4) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on MidCountry;

         (b) MidCountry shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement;

         (c) MidCountry shall have delivered to FSF a certificate, dated the Closing Date and signed by its President and Chief Executive Officer or an Executive Vice President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.2(a) and 6.2(b) hereof, to the extent applicable to MidCountry, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on MidCountry or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger;

         (d) Legal Opinion. MidCountry shall have delivered to FSF an opinion of
             --------------
Womble Carlyle Sandridge & Rice, PLLC, counsel to MidCountry, dated as of the Closing Date, addressed to and in form and substance satisfactory to FSF, to the effect that:

                   (i)  MidCountry is a corporation  duly  organized and validly existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business of which such counsel has actual knowledge without any independent investigation and to own and use its assets of which such counsel has actual knowledge without any independent investigation. Each MidCountry Subsidiary which is a depository institution is a federally chartered savings bank with its deposits insured to applicable limits by the FDIC. Each MidCountry Subsidiary is validly existing and in good standing under the laws of its jurisdiction of organization with corporate power and authority to conduct its business and to own its assets.

                   (ii) The execution, delivery and performance by MidCountry and Interim of the Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action in respect thereof on the part of MidCountry and Interim.

                   (iii) The execution, delivery and performance by MidCountry and Interim of the Agreement and consummation of the transactions contemplated therein do not violate or contravene any provision of the Articles of Incorporation or Bylaws of MidCountry or Interim or result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which MidCountry or Interim is a party or by which they are bound.

                   (iv) The Agreement has been duly and validly executed and delivered by MidCountry and Interim (and assuming the Agreement is a binding obligation of FSF) constitutes a valid and binding agreement of MidCountry and Interim enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion.

                  Such counsel shall be entitled to rely upon certificates of officers of MidCountry and upon certificates of public officials as to all factual matters relevant to such opinion, which certificate shall be in form and substance reasonably satisfactory to such counsel. In addition, such opinion shall contain such assumptions, qualifications and limitations as are customary for transactions such as those contemplated by this Agreement.

         (e) FSF shall have received a certificate from the Escrow Agent to the effect that an amount equal to the aggregate Merger Consideration has been deposited by MidCountry with it in immediately available funds; and

         (f) FSF shall have paid all amounts due under existing employment agreements between FSF, First Federal fsb and Donald A. Glas, George B. Loban, and Richard H. Burgart, respectively, the obligations to pay which are occasioned by the transactions contemplated by this Agreement and which shall not exceed $3,681,575 in the aggregate, provided the Closing occurs in 2004, or as such amount may be adjusted if the Closing occurs in 2005.

         (g) First  Federal fsb shall  satisfy its  obligations  as set forth at
Section 5.11(e) herein.

6.3      Conditions Precedent - MidCountry
         ---------------------------------

         The obligations of MidCountry to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by MidCountry pursuant to Section 7.4:

         (a) All representations and warranties of FSF shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by MidCountry. The representations and warranties of FSF set forth in Sections 3.1,
3.2 (except the last sentence thereof), 3.3, 3.4 (except the last sentence thereof), 3.5(a), 3.5(b)(i), 3.23 and 3.24 shall be true and correct in all material respects (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of FSF set forth in this Agreement (including the representations and warranties set forth in the Sections designated in the preceding sentence) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on FSF and the FSF Subsidiaries taken as a whole;

         (b) No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of MidCountry, would so materially adversely affect the business or economic benefits to MidCountry of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome;

         (c) FSF shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement;

         (d) FSF shall have delivered to MidCountry a certificate, dated the Closing Date and signed by its Chief Executive Officer or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(a) and 6.3(c) hereof, to the extent applicable to FSF, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on FSF or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger;

         (e) Legal Opinion. FSF shall have delivered to MidCountry an opinion of
             --------------
Malizia Spidi & Fisch, P.C., counsel to FSF, dated as of the Closing Date, addressed to and in form and substance satisfactory to MidCountry, to the effect that:

                   (i) FSF is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with corporate power and authority to conduct its business of which such counsel has actual knowledge without any independent investigation and to own its assets of which such counsel has actual knowledge without any independent investigation. Each FSF Subsidiary which is a depository institution is a federally chartered savings bank with its deposits insured to applicable limits by the FDIC. Each of the FSF Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization with corporate power and authority to conduct its business and to own its assets.

                   (ii) The Agreement has been duly and validly authorized, executed and delivered on behalf of FSF by duly authorized officers or representatives thereof, and (assuming this Agreement is a binding obligation of MidCountry and Interim) constitutes a valid and binding obligation of FSF enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion.

                   (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FSF.

                   (iv) The execution, delivery and performance by FSF of the Agreement does not violate or contravene any provision of the Articles of Incorporation or Bylaws of FSF or result in any breach of, or default or acceleration under any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which FSF is a party or by which they are bound.

                  Such counsel shall be entitled to rely upon certificates of offices of FSF and upon certificates of public officials as to all factual matters relevant to such opinion, which certificate shall be in form and substance reasonably satisfactory to such counsel. In addition, such opinion shall contain such assumptions, qualifications and limitations as are customary for transactions such as those contemplated by this Agreement.

                                  ARTICLE VII
                   TERMINATION, DEFAULT, WAIVER AND AMENDMENT

7.1      Termination
         -----------

         This Agreement may be terminated:

         (a) At any time prior to the Effective Time, by the written, mutual consent of the Boards of Directors of the parties hereto.

         (b) At any time prior to the Effective Time, by either party provided such party is not then in breach (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) hereof in the case of FSF and Section 6.3(a) hereof in the case of MidCountry; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of thirty days following written notice of such breach to the party committing such breach or the Effective Time.

         (c) At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

         (d) At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 5.4 hereof are denied, and the time period for appeals and requests for reconsideration has run.

         (e) At any time, by either party hereto in writing, if the shareholders of FSF do not approve the Agreement and the Plan of Merger by reason of the failure to obtain the required vote at a duly held meeting of the shareholders of FSF or at any adjournment or postponement thereof.

         (f) At any time following March 31, 2005 by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in material breach of any of its representations, warranties, covenants or undertakings herein.

         (g) By MidCountry if FSF enters into an agreement to be acquired by, or merge or combine with, a third party in connection with a Superior Proposal.

         (h) By FSF if, as a result of a Superior Proposal, the Board of Directors of FSF determines, in good faith and in consultation with counsel, that its fiduciary duties require that such Superior Proposal be accepted, after compliance with the provisions of Section 5.19 of this Agreement.

7.2      Effect of Termination
         ---------------------

         In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1 hereof, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in Sections 5.7 and 8.1 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) hereof shall not relieve the breaching party from liability for a breach of the covenant, agreement, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants
         -----------------------------------------------------

         All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including Sections 5.10, 5.11 and 5.12), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive MidCountry or FSF (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either MidCountry or FSF, the aforesaid representations, warranties and covenants being material inducements to consummation by MidCountry and FSF of the transactions contemplated herein.

7.4      Waiver
         ------

         Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the FSF shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or
(iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to this Section 7.4, executed after approval by the FSF shareholders of this Agreement and the Plan of Merger, shall reduce or change the form of the Merger Consideration.

7.5      Amendment or Supplement
         -----------------------

         This Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of MidCountry and FSF, subject to the proviso to Section 7.4.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses
         --------

         (a) Except as otherwise provided in this Section 8.1, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel.

         (b) Notwithstanding the provisions of Section 8.1(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 7.1(b) or 7.1(c) of this Agreement, other than as provided in subparagraphs (c) and (d) below, the breaching party agrees to pay the other party an amount equal to $500,000, which sum represents the sole and exclusive compensation for the non-breaching party's loss as a result of the transactions contemplated by this Agreement not being consummated.

         (c) MidCountry shall pay FSF a fee of $1,700,000 if this Agreement is terminated pursuant to Section 7.1(b) due to the failure by MidCountry to satisfy its covenant set forth at Section 5.15 of this Agreement.

         (d) FSF shall pay MidCountry a fee of $1,700,000 if: (1) MidCountry shall terminate this Agreement pursuant to Section 7.1(g); (2) FSF shall terminate this Agreement pursuant to Section 7.1(h); or (3)(A) either party shall terminate this Agreement pursuant to Section 7.1(e); and (B) at any time after the date of this Agreement and at or before the date of the FSF Shareholders' Meeting, a Superior Proposal shall have been publicly announced or otherwise publicly communicated to shareholders of FSF; and if (C) within twelve
(12) months of the date of such termination of this Agreement, FSF or any of its Subsidiaries executes any definitive agreement with respect to, or consummates, any Superior Proposal.

         (e) The payment of expenses provided for in Section 8.1(c) and (d) above, if necessary, shall be disbursed in accordance with the provisions of the Pre-Closing Escrow Agreement and such payment shall be the sole and exclusive remedy for any party receiving payment pursuant to such sections.

8.2      Entire Agreement
         ----------------

         This Agreement, including the documents and other writings referenced herein or delivered pursuant hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof. The terms and conditions of this Agreement and the MidCountry Option Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities, except for the rights of directors and officers of FSF to enforce rights in Sections 5.10, 5.11 and 5.12.

8.3      No Assignment
         -------------

         Except for a substitution of parties pursuant to Section 5.4(a), none of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of each other party.

8.4      Notices
         -------

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

         If to FSF:

                  Mr. Donald A. Glas
                  Co-Chairman and Chief Executive Officer
                  FSF Financial Corp.
                  201 Main Street South
                  Hutchinson, Minnesota  55350
                  Telephone:        (320) 234-4501
                  Fax:              (320) 234-4542

         With a required copy to:

                  James C. Stewart, Esq.
                  Malizia Spidi & Fisch, PC
                  1100 New York Avenue, N.W.
                  Suite 340 West
                  Washington, D. C. 20005
                  Telephone:        (202) 434-4671
                  Fax:              (202) 434-4661

         If to MidCountry:

                  Mr. Robert F. Hatcher President and Chief Executive Officer MidCountry Financial Corp.
                  P. O. Box 4164
                  Macon, Georgia 31208
                  Telephone:        (478) 746-8222
                  Fax:              (478) 746-8005

         With a required copy to:

                  Mr. Richard A. Hills, Jr.
                  Executive Vice President and General Counsel
                  MidCountry  Financial Corp.
                  Suite 3500, One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, Georgia 30309
                  Telephone:        (404) 888-7419
                  Fax:              (404) 870-4874

Any  party  may  by  notice   change  the  address  to  which  notice  or  other
communications to it are to be delivered.

8.5      Specific Performance
         --------------------

         The parties agree that irreparable harm would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or otherwise breached. It is therefore agreed that the parties shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if the other party shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

8.6      Captions
         --------

         The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.7      Counterparts
         ------------

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law
         -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to the principles of conflicts of laws, except to the extent federal law may be applicable.

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                                       47

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


ATTEST:                                                      MIDCOUNTRY FINANCIAL CORP.

By:      /s/Richard A. Hills, Jr.
         --------------------------------
         Richard A. Hills, Jr., Secretary                    By:      /s/ Robert F. Hatcher
                                                                      --------------------------------
                                                                      Robert F. Hatcher, President and
                                                                      Chief Executive Officer


                                                             MIDCOUNTRY INTERIM CORP. II

By:      /s/Richard A. Hills, Jr.
         --------------------------------
         Richard A. Hills, Jr., Secretary                    By:      /s/ Robert F. Hatcher
                                                                      --------------------------------
                                                                      Robert F. Hatcher, President and
                                                                      Chief Executive Officer


                                                             FSF FINANCIAL CORP.

         /s/ Richard H. Burgart                                       /s/ Donald A. Glas
By:      -----------------------------                                -------------------------------
         Richard H. Burgart, Secretary                       By:      Donald A. Glas, Co-Chairman and
                                                                      Chief Executive Officer


                                                             By:      /s/ George B. Loban
                                                                      -------------------------------
                                                                      George B. Loban, Co-Chairman
                                                                      and President


                                       48